As filed with the Securities and Exchange Commission on December 6, 2007
Registration No. 333-100674

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization)	34-0963169 (I.R.S. Employer Identification No.)
6300 Wilson Mills Road
Mayfield Village, Ohio 44143
(440) 461-5000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Charles E. Jarrett, Secretary
The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, Ohio 44143
(440) 395-3696
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
R. Steven Kestner
Baker & Hostetler llp
3200 National City Center
Cleveland, Ohio 44114
     Approximate date of commencement of proposed sale to the public: This post-effective amendment withdraws from registration any debt securities of The Progressive Corporation that remain unsold hereunder and terminates the registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
     The registrant hereby requests that this post-effective amendment to the registration statement become effective as soon as practicable pursuant to Section 8(c) of the Securities Act of 1933, as amended.

WITHDRAWAL OF SECURITIES FROM REGISTRATION AND
TERMINATION OF RELATED REGISTRATION STATEMENT
     On October 22, 2002, The Progressive Corporation, an Ohio corporation (“Progressive”), filed a Registration Statement on Form S-3 (No. 333-100674) (the “Registration Statement”), for purposes of registering debt securities, to be offered at an aggregate initial offering price not to exceed $650,000,000. The Registration Statement was declared effective on October 29, 2002.
     Pursuant to the undertakings of Progressive set forth in Part II of the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to withdraw from registration under the Securities Act of 1933, as amended, all of the debt securities that remain unsold under the Registration Statement and to terminate the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mayfield Village, State of Ohio, on December 6, 2007.

THE PROGRESSIVE CORPORATION
By:	/s/ Charles E. Jarrett
Charles E. Jarrett, Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity(ies) indicated on December 6, 2007.

Signature	Title

/s/ Glenn M. Renwick Glenn M. Renwick	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Brian C. Domeck Brian C. Domeck	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey W. Basch Jeffrey W. Basch	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Peter B. Lewis	Chairman and Director

* Charles A. Davis	Director

* Stephen R. Hardis	Director

Bernadine P. Healy, M.D.	Director

* Jeffrey D. Kelly	Director

Abby F. Kohnstamm	Director

* Phillip A. Laskawy	Director

* Norman S. Matthews	Director

Patrick H. Nettles, Ph.D.	Director

* Donald B. Shackelford	Director

Bradley T. Sheares, Ph.D	Director
*	Charles E. Jarrett, by signing his name hereto, does sign this Post-Effective Amendment No. 1 to Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons filed as an Exhibit to the Registration Statement.

By:	/s/ Charles E. Jarrett

Charles E Jarrett, Attorney-in-Fact